SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2001

eLOT, Inc.
(Exact name of registrant as specified in its charter)

Virginia	0-11551	86-0449210

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

301 Merritt 7 Corporate Park, Norwalk, Connecticut	06851

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 840-8600

Item 5. Other Events.

      On June11, 2001,the registrant announced that it had signed an agreement providing for its purchase of certain assets from PlasmaNet, Inc., including its web site FreeWorldLottery.com. On June 18, 2001, the registrant held an investor conference call to provide additional information concerning the acquisition as set forth in this report.

      Under the terms of the agreement, eLOT will acquire the web site, customer list and related assets in exchange for a newly issued preferred stock of eLOT contingently convertible into up to 22.7 million shares of eLOT common stock. Management intends to seek shareholder approval of the issuance of the common stock upon conversion of the new preferred stock at its annual meeting, expected to be held in late August 2001.

      The agreement contemplates that PlasmaNet will manage the acquired site for eLOT under a management agreement. It is anticipated that the site will generate minimum net cash flow of $500,000 per month for the term of the management agreement. Subject to shareholder approval and closing, eLOT will receive the net cash contribution from the site commencing June 15, 2001. The preferred stock will only become convertible at the end of 2002, after completion of the three measurement periods during which the net cash contribution from the site is measured against milestones set forth in the purchase agreement. At the end of the 16-month initial term, eLOT may take over management of the website or extend the management agreement.

      The registrant and PlasmaNet also agreed that the registrant’s pre-existing obligations to PlasmaNet under a strategic cooperation agreement dated June 8, 2000, which otherwise would be reflected on the balance sheet as debt, have been satisfied by the issuance to PlasmaNet of 11,100,000 shares of eLOT common stock. The issuance of such shares results in the registrant having a total 84,523,805 shares of common stock outstanding as of June 11, 2001.

      The registrant believes that completion of the transaction will bring it into compliance with Nasdaq total equity listing requirements. The acquisition is expected to contribute to a reduction in eLOT’s cash burn rate and management projects that it will enable the company to reach a cash break-even position by the end of 2001 and continuing into 2002. In light of the company’s expected improved cash position, and in the absence of an attractive offer to purchase the registrant’s shares of Dialogic Communications Corp. (“DCC”), the Company no longer feels pressured to sell this asset. While the investment in DCC is still being held for sale, the Company may reconsider this decision over the next few months and decide to retain this asset until market conditions improve.

      The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Management believes that certain statements in this report (as well as information included in oral statements or other written statements made or to be made by the Company) constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, such as statements relating to the future anticipated direction of the lottery industry, plans for expansion of lottery Internet operations, various business development activities, planned capital and operating expenditures, future funding sources, anticipated sales and potential contracts. . Such statements are based on current expectations, estimates and projections about the industries in which the Company operates, management’s beliefs and assumptions made by management. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the following: general economic and business conditions; cost and availability of financing sources; demographic changes; risks related to rapid technology development; decisions by governmental authorities, changes in federal or state laws; industry capacity and other industry trends; market competition; dependence on existing management; and the ability of the Company to attract and retain key employees and third party services.

Exhibits

None.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOT, INC.

June 21, 2001	By:	/s/Barbara C. Anderson
Barbara C. Anderson Senior Vice President, Law and Administration

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